Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Equity Incentive Plan of GeoPark Limited of our reports dated April 2, 2025, with respect to the consolidated financial statements of GeoPark Limited and the effectiveness of internal control over financial reporting of GeoPark Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young Audit S.A.S

Bogotá, Colombia
February 12, 2026